                                                                 [GLENAYRE LOGO]



News Release

Contact:
Debra Ziola   770 283 2569
Investor.Relations@Glenayre.com

(NASDAQ: GEMS)


                 Glenayre Announces Fourth Quarter 2003 Results



ATLANTA, GA -- MARCH 1, 2004 -- Glenayre Technologies, Inc. (NASDAQ: GEMS), today reported revenue of $15.5 million for the fourth quarter of 2003 compared to $14.7 million for the third quarter of 2003 and $11.4 million for the fourth quarter of 2002. Gross margins (exclusive of depreciation) from continuing operations were 41 percent for the fourth quarter of 2003 compared to 52 percent for the third quarter of 2003 and 41 percent for the fourth quarter of 2002. The Company attributed the decline in gross margins from the third quarter of 2003 to the fourth quarter of 2003 primarily to recording a charge of $1.6 million relating to a loss on an unfavorable multi-year contract with one of the Company's major customers.

As of December 31, 2003, Glenayre reported a total cash and short-term investments balance of $98.9 million, compared to $91.2 million at September 30, 2003 and $108.0 million at December 31, 2002. The Company expects to use these funds for a variety of purposes including capital and operating expenses related to continuing operations, liabilities related to discontinued operations as described below, research and development of new products, development of new markets and potential acquisitions.

The Company reported a loss from continuing operations of ($1.6) million for the fourth quarter of 2003, or ($0.02) per share, which compares to a loss of ($1.7) million, or ($0.03) per share, for the third quarter of 2003 and a loss of ($28.7) million, or ($0.44) per share, for the fourth quarter of 2002.

Including discontinued operations, the Company reported net income of $12.1 million, or $0.18 per share, for the fourth quarter of 2003, compared to net income of $0.5 million, or $0.01 per share, for the third quarter of 2003 and a net loss of ($21.2) million, or ($0.32) per share, for the fourth quarter of 2002.

During the fourth quarter of 2003, the Company reported income from its discontinued paging operations of $13.7 million as a result of the Company's ongoing review of the estimated asset values and liabilities and future commitments related to the discontinued operations. The income was primarily due to the Company's earlier than anticipated reduction in work force and facility expense related liabilities as a result of entering into agreements with subcontracting companies to provide support and manufacturing services on the Company's behalf to meet customer contractual obligations. The income from discontinued operations also included a reduction of its tax liability relating to the discontinued operations of $2.6 million due to the anticipated utilization of a Canadian tax loss generated by the sale of the Vancouver facility.

The Company also reported that it had completed the sale of its Singapore and Vancouver facilities during the fourth quarter of 2003, for net proceeds of $11.5 million. To clear a lien filed against the Vancouver facility in connection with certain litigation related to the facility, the Company placed $3.4 million of the proceeds from the sale of the Vancouver facility with the court as security until the conclusion of the litigation. This $3.4 million is included in other current assets on the Company's balance sheet as of December 31, 2003.

The Company had remaining liabilities of $10.9 million related to the discontinued operations at December 31, 2003. These liabilities consist of lease commitments, litigation costs related to the Vancouver facility and other estimated costs associated with exiting the paging business and meeting customer contractual commitments. The Company anticipates that approximately $5.0 to $7.5 million of the remaining $10.9 million of liabilities related to discontinued operations will be disbursed in 2004, and the remainder in 2005 and beyond.

"The Company continues to make progress on its strategic goals," commented Clarke Bailey, chairman and chief executive officer of Glenayre. "We ended the year with $98.9 million in cash and short term investments, and our revenue for the fourth quarter of 2003 grew 5% sequentially." Bailey continued, "Our Versera ICE next generation messaging platform is currently being tested by one of our wireless customers and is anticipated to become commercially available during the second quarter of 2004. Interest is strong in our previously announced Multimedia Message Service center and Missed Call Notification products as well as our recently announced MessageMe application to forward voice mail to e-mail or MMS phones."

"The Company anticipates that revenues for the first quarter of 2004 may decline to $11 to $12 million due to slower than expected spending by our customers," Bailey added. "However, the Company expects that its new products will contribute towards a return to revenue growth in the second quarter of 2004."

 Continued Bailey, "We also recently announced that Kris Wood had joined Glenayre as chief acquisitions officer. This key addition to our management team will allow us to accelerate our search for strategic acquisition opportunities. We also continue to focus on cost control, new product deliveries and developing new distribution channels."



ABOUT GLENAYRE
Glenayre is a global provider of enhanced services and messaging solutions for service providers including wireless, fixed network, ISP and broadband. Glenayre systems are designed on open platforms with a standards-based architecture supporting IP and traditional telephony networks for an evolution from 2G to 2.5G and 3G services. More than 200 service providers in over 60 countries have deployed Glenayre messaging solutions for voice, fax and e-mail messaging, including one number services, voice navigation and voice dialing, mailbox out-dialing and one-button call return. Glenayre, headquartered in Atlanta, Georgia, has been providing carrier-grade communications solutions for the global market for over 40 years. For more information, please visit www.Glenayre.com.

SAFE HARBOR STATEMENT

This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. These results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q. These factors include, but are not limited to, restructuring activities; effective convergence of technologies; potential market changes resulting from rapid technological advances; competition; variability of quarterly results and dependence on key customers; volatility of stock price and risk of delisting from the NASDAQ National Market; ability to attract and retain key personnel; proprietary technologies; potential changes in government regulation; potential acquisitions and strategic investments; continuation and expansion of third party agreements; litigation; international business risks and continued terrorist attacks, war or other civil disturbances.

                                      # # #

Glenayre, Versera and the Glenayre logo are trademarks of Glenayre Electronics, Inc.

                          GLENAYRE TECHNOLOGIES, INC.
                          CONSOLIDATED BALANCE SHEETS
                            (DOLLARS IN THOUSANDS)


                                                                            DECEMBER 31, 2003    DECEMBER 31, 2002
                                                                            -----------------    -----------------

ASSETS
Current Assets:
Cash and cash equivalents                                                      $  65,853             $  64,116
Short-term investments                                                            33,007                43,884
Restricted cash                                                                    3,148                   217
Accounts receivable, net                                                           9,769                 5,584
Inventories, net                                                                   5,828                 6,943
Assets held for sale, discontinued operations, net                                    --                11,709
Other current asset, discontinued operations                                       3,374                    --
Prepaid expenses and other current assets                                          3,180                 6,698
                                                                               ---------             ---------
    Total Current Assets                                                         124,159               139,151
Property, plant and equipment, net                                                 8,365                 5,858
Other assets                                                                         831                   795
                                                                               ---------             ---------
TOTAL ASSETS                                                                   $ 133,355             $ 145,804
                                                                               =========             =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                                               $   3,142             $   3,226
Deferred Revenue                                                                   4,369                 1,699
Accrued liabilities                                                               20,695                20,798
Accrued liabilities, discontinued operations                                       7,567                10,574
                                                                               ---------             ---------
    Total Current Liabilities                                                     35,773                36,297
Other liabilities                                                                  4,000                 6,416
Accrued liabilities, discontinued operations - noncurrent                          3,350                15,299
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares,
    no shares issued and outstanding                                                  --                    --
Common stock, $.02 par value; authorized: 200,000,000 shares,
    outstanding: 2003 - 66,384,928 shares; 2002 - 65,448,353 shares                1,327                 1,308
Contributed capital                                                              362,273               361,485
Accumulated deficit                                                             (273,368)             (275,001)
Accumulated other comprehensive income                                                --                    --
                                                                               ---------             ---------
    Total Stockholders' Equity                                                    90,232                87,792
                                                                               ---------             ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $ 133,355             $ 145,804
                                                                               =========             =========

                          GLENAYRE TECHNOLOGIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                   THREE MONTHS ENDED
                                                                                      DECEMBER 31,
                                                                               -------------------------
                                                                                 2003             2002
                                                                               --------         --------

REVENUES:
     Product sales                                                             $ 10,769         $  7,076
     Service revenues                                                             4,712            4,296
                                                                               --------         --------
         Total Revenues                                                          15,481           11,372
                                                                               --------         --------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION SHOWN SEPARATELY BELOW):
     Cost of sales                                                                6,499            4,348
     Cost of services                                                             2,569            2,401
                                                                               --------         --------
         Total Cost of Revenues                                                   9,068            6,749
                                                                               --------         --------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION
     SHOWN SEPARATELY BELOW):                                                     6,413            4,623
OPERATING EXPENSES:
     Selling, general and administrative expense                                  4,485            5,738
     Provision for doubtful receivables, net of recoveries                          (20)             (59)
     Research and development expense                                             3,399            4,400
     Restructuring expense                                                           64              107
     Depreciation and amortization expense                                          371            2,333
     Impairment of long-lived assets                                                 --           21,298
                                                                               --------         --------
         Total Operating Expenses                                                 8,299           33,817
                                                                               --------         --------
OPERATING LOSS                                                                   (1,886)         (29,194)
                                                                               --------         --------
OTHER INCOME (EXPENSES):
     Interest income, net                                                           270              539
     Gain (loss) on disposal of assets, net                                          12              (92)
     Realized and unrealized loss on available-for-sale securities, net             (25)              --
     Other gain (loss), net                                                          (8)              46
                                                                               --------         --------
          Total Other Income                                                        249              493
                                                                               --------         --------
LOSS FROM OPERATIONS BEFORE INCOME TAXES                                         (1,637)         (28,701)
     Benefit for income taxes                                                       (12)              --
                                                                               --------         --------
LOSS FROM CONTINUING OPERATIONS                                                  (1,625)         (28,701)
INCOME FROM DISCONTINUED OPERATIONS (NET
     OF INCOME TAX/BENEFIT)                                                      13,745            7,522
                                                                               --------         --------
NET INCOME (LOSS)                                                              $ 12,120         $(21,179)
                                                                               ========         ========

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations                                                $  (0.02)        $  (0.44)
Income from discontinued operations                                                0.21             0.12
                                                                               --------         --------
Net income (loss) per weighted average common share                            $   0.18         $  (0.32)
                                                                               ========         ========

INCOME (LOSS) PER COMMON SHARE --- ASSUMING DILUTION (1):
Loss from continuing operations                                                $  (0.02)        $  (0.44)
Income from discontinued operations                                                0.21             0.12
                                                                               --------         --------
Net income (loss) per weighted average common share                            $   0.18         $  (0.32)
                                                                               ========         ========


(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may slightly impact amounts presented.

                          GLENAYRE TECHNOLOGIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                             YEAR ENDED
                                                                                             DECEMBER 31,
                                                                                     -----------------------------
                                                                                       2003                  2002
                                                                                     --------             --------

REVENUES:
     Product sales                                                                   $ 40,795             $ 49,625
     Service revenues                                                                  17,364               17,743
                                                                                     --------             --------
         Total Revenues                                                                58,159               67,368
                                                                                     --------             --------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION SHOWN SEPARATELY BELOW):
     Cost of sales                                                                     20,492               21,511
     Cost of services                                                                  10,269                9,503
                                                                                     --------             --------
         Total Cost of Revenues                                                        30,761               31,014
                                                                                     --------             --------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION
     SHOWN SEPARATELY BELOW):                                                          27,398               36,354
OPERATING EXPENSES:
     Selling, general and administrative expense                                       22,806               26,980
     Provision for doubtful receivables, net of recoveries                               (291)                (910)
     Research and development expense                                                  17,530               16,985
     Restructuring expense                                                              2,201                  673
     Depreciation and amortization expense                                              1,104                9,380
     Impairment of long-lived assets                                                       --               21,298
                                                                                     --------             --------
         Total Operating Expenses                                                      43,350               74,406
                                                                                     --------             --------
OPERATING LOSS                                                                        (15,952)             (38,052)
                                                                                     --------             --------
OTHER INCOME (EXPENSES):
     Interest income, net                                                               1,428                2,247
     Gain (loss) on disposal of assets, net                                                26                  (79)
     Realized and unrealized (loss) on available-for-sale securities, net                 (25)                (250)
     Other gain, net                                                                       52                   30
                                                                                     --------             --------
          Total Other Income                                                            1,481                1,948
                                                                                     --------             --------
LOSS FROM OPERATIONS BEFORE INCOME TAXES                                              (14,471)             (36,104)
     Provision (benefit) for income taxes                                                  27               (2,603)
                                                                                     --------             --------
LOSS FROM CONTINUING OPERATIONS                                                       (14,498)             (33,501)
INCOME FROM DISCONTINUED OPERATIONS (NET
     OF INCOME TAX/BENEFIT)                                                            16,131               25,751
                                                                                     --------             --------
NET INCOME (LOSS)                                                                    $  1,633             $ (7,750)
                                                                                     ========             ========

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations                                                      $  (0.22)            $  (0.51)
Income from discontinued operations                                                      0.25                 0.39
                                                                                     --------             --------
Net income (loss) per weighted average common share                                  $   0.02             $  (0.12)
                                                                                     ========             ========

INCOME (LOSS) PER COMMON SHARE --- ASSUMING DILUTION (1):
Loss from continuing operations                                                      $  (0.22)            $  (0.51)
Income from discontinued operations                                                      0.25                 0.39
                                                                                     --------             --------
Net income (loss) per weighted average common share                                  $   0.02             $  (0.12)
                                                                                     ========             ========

(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may slightly impact amounts presented.

                          GLENAYRE TECHNOLOGIES, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)



                                                                                THREE MONTHS ENDED             YEAR ENDED
                                                                                    DECEMBER 31,               DECEMBER 31,
                                                                               ----------------------    ----------------------
                                                                                 2003         2002          2003         2002
                                                                               ---------    ---------    ---------    ---------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                            $    (424)   $   1,627    $ (14,526)   $  15,884

CASH FLOWS FROM INVESTING ACTIVITIES:
         Proceeds from sale of buildings, discontinued operations                  8,164           --        8,164           --
         Proceeds from sale of building and equipment, continuing operations          44            7           44        4,567
         Purchases of property, plant and equipment                                 (413)        (478)      (3,629)      (2,489)
         Maturities of (investment in) short-term securities                       5,560       (8,022)      10,877      (43,884)
         Proceeds from sale of available-for-sale securities                          --           --           --          406
                                                                               ---------    ---------    ---------    ---------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                               13,355       (8,493)      15,456      (41,400)
                                                                               ---------    ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Issuance of common stock                                                    278           17          841          483
         Purchase of treasury stock                                                   --           --          (34)          --
                                                                               ---------    ---------    ---------    ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                            278           17          807          483
                                                                               ---------    ---------    ---------    ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              13,209       (6,849)       1,737      (25,033)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  52,644       70,965       64,116       89,149
                                                                               ---------    ---------    ---------    ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $  65,853    $  64,116    $  65,853    $  64,116
                                                                               =========    =========    =========    =========


SUPPLEMENTAL DATA:

RECONCILIATION OF CASH AND CASH EQUIVALENTS TO
  CASH AND SHORT-TERM INVESTMENTS:

Cash and cash equivalents                                                      $  65,853    $  64,116    $  65,853    $  64,116
Short-term investments                                                            33,007       43,884       33,007       43,884
                                                                               ---------    ---------    ---------    ---------
CASH AND SHORT-TERM INVESTMENTS                                                $  98,860    $ 108,000    $  98,860    $ 108,000
                                                                               =========    =========    =========    =========